  EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BIOCORRX INC.

 WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No.	2022 - 001	165,929	Shares

This WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK is made as of May 5, 2022 WHEREAS BioCorRx Inc., a Nevada corporation (the “Company”), with its principal office at 2390 E Orangewood Avenue, Suite 500, Anaheim, California 92806, and _______ (collectively, the “Holder”);

WHEREAS the Company and the Holder entered into a SERIES C WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK, dated as of May 5, 2022.

WHEREAS, this appropriately and fully states the intent and understanding of all parties and shall serve to clarify issues which have become known to the parties since the execution of the SERIES C WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK on May 5, 2022. It is acknowledged and agreed by all parties that terms stated herein shall fully supersede any and all prior agreements and/or understandings between parties whether written or oral.

WHEREAS the Company shall issue a Warrant in favor of the Holder pursuant to which the number of common shares that the Holder has the right to purchase equals 165,929; and

NOW, THEREFORE, FOR VALUE RECEIVED, the Company hereby certifies that the Holder, or its assigns (hereinafter referred to, collectively, as the “Holder” as the context requires), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Pacific Time) on the expiration date of three (3) years following the execution of this Warrant dated as of May 5, 2022 (the “Expiration Date”), the number of fully paid and nonassessable Warrant Shares of the Company set forth above, subject to adjustment as hereinafter provided.

Holder may purchase such number of Warrant Shares at a purchase price per share of Six Dollars ($6.00) (the “Exercise Price”). The term “Common Stock” shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

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Section 1. Exercise of Warrant.

(a) This Warrant may be exercised in whole or in part on any business day, commencing on the date of this Warrant, and ending prior to the Expiration Date (collectively, the “Exercise Period”), by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of cash, by wire transfer or by check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

Section 2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant; provided, however, that if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all of the outstanding Warrants, the Company shall use commercially reasonable efforts to take such corporate action as necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in commercially reasonable efforts to obtain the requisite shareholder approval. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company’s articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

Section 3. Fractional Interest. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

The current market price of a share of Common Stock for purposes of this Section is the last reported sales price of the Common Stock as reported by the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system, or the primary national securities exchange on which the Common Stock is then quoted, on the last trading day prior to the exercise date; provided, however, that if the Common Stock is neither traded on a national securities exchange, the price referred to above shall be the price reflected in the OTC Bulletin Board as reported by FINRA, the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink, or any organization performing a similar function.

Section 4. Assignment of Loss of Warrant.

(a) Except as provided in Section 9, Holder shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a “Holder” for purposes of this Warrant) and, if Holder’s entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

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(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

Section 5. Rights of Holder. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

Section 6. Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as set forth in this Section 6. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 6 in accordance with the notice provisions set forth in Section 6(c).

(b) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (1) the number of shares of Common Stock for which this Warrant may be exercised immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Debenture is exercisable immediately after such adjustment.

(c) Notice of Certain Actions. In the event that:

(i) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

(ii) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

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(iii) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

(iv) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

(v) the Company proposes to take any action that would require an adjustment of the Exercise Price pursuant to this Section 6, then the Company shall cause to be mailed by first-class mail to Holder, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

Section 7. Officers’ Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers’ certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers’ certificate shall be signed by the chairperson, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers’ certificate shall be made available at all reasonable times for inspection by Holder.

Section 8. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger (excluding a reverse triangular merger or similar transaction) in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by exercising this Warrant at any time prior to the Expiration Date, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder.

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Section 9. Transfer to Comply with the Securities Act of 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act or are eligible for transfer pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), and applicable blue sky laws shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares (i) issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act or in a transaction in compliance with Rule 144 under the Securities Act, or (ii) that are then eligible for transfer pursuant to Rule 144(k) under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any. Nothing in this Section 9 or elsewhere in this Warrant shall be deemed to restrict the ability of the holder hereof to transfer Warrant Shares to an affiliate, partner or former partner of such holder in compliance with the Securities Act, nor shall any legal opinion be required in respect thereof.

Section 10. Registration Rights.

(a) Piggyback Registration. If the Company at any time proposes to file a registration statement under the Securities Act respecting any securities of the Company on a form appropriate for registration of a sale of Warrant Shares (excluding registrations of shares of Common Stock to be offered in connection with the Company’s employee benefit plans and registrations of securities to be offered by the Company in connection with acquisitions, mergers or similar transactions), it will at such time give written notice to Holder of its intention to do so. Upon the written request of Holder given within 15 days after receipt of any such notice (which request shall specify the Warrant Shares intended to be sold or disposed of by Holder and describe the nature of any proposed sale or other disposition thereof), the Company shall use commercially reasonable efforts, but shall not be obligated, to cause all such Warrant Shares specified in such request to be so registered. In the event that any such registration shall be underwritten, if the underwriters notify the Company in writing that the inclusion in such underwriting of such Warrant Shares would materially and adversely affect the underwriting, the Company shall have the right not to include such Warrant Shares.

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(b) Other Registrations. If, in connection with a registration under the Securities Act, any Warrant Shares require registration or qualification with or approval of any United States or state governmental official or authority other than registration under the Securities Act before the Warrant Shares may be sold, the Company shall use commercially reasonable efforts to cause any such Warrant Shares to be duly registered or approved as may be required; provided, however, that the Company shall not be required to give a general consent to service of process or to qualify as a foreign corporation or subject itself to taxation as doing business in any such state.

(c) Registration Obligations. The Company shall deliver to Holder after effectiveness of any registration under this Warrant such reasonable number of copies of a definitive prospectus included in such registration statement and of any revised or supplemental prospectus filed as Holder may from time to time request. The Company shall file post-effective amendments or supplements to such registration statement for a period of up to 90 days after the commencement of the offering and so long as a prospectus is required to be delivered under the Act in order that the registration statement may be effective at all times during such period and at all times comply with the various applicable federal and state securities laws (after which period the Company may withdraw such Warrant Shares from registration), and shall deliver copies of the prospectus contained therein as hereinabove provided. Holder shall notify the Company when his sales are completed.

Prior to filing a registration statement which includes Warrant Shares, the Company shall (i) provide copies of such registration statement at a reasonable time before it is filed for the review of Holder and the underwriters of Holder; and (ii) make available to such Holders or underwriters the appropriate employees and records for purposes of performing the requisite “due diligence”.

(d) Expenses. In any registration pursuant to Section 10 of this Warrant, Holder shall pay the Company for the incremental portion of the federal and state registration and filing fees attributable to the Warrant Shares and shall pay all underwriting commissions, discounts, underwriting expenses and taxes attributable to the Warrant Shares.

(e) Indemnity. The Company shall indemnify Holder and each underwriter of Warrant Shares (and any person who controls such underwriter within the meaning of Section 15 of the Securities Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related registration statement, notification or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Company by Holder or such underwriter expressly for use therein and used in accordance with such writing.

Holder shall furnish to the Company such information concerning Holder as may be requested by the Company which is necessary in connection with any registration or qualification of Warrant Shares pursuant to Section 10(a) hereof, and to indemnify the Company, its officers and directors and each underwriter of the Company’s securities (and any person who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act), against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in a prospectus or any related registration statement, notification or the like, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same was derived from information furnished in writing to the Company by Holder expressly for use therein and used in accordance with such writing.

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If any action is brought or any claim is made against any persons indemnified pursuant to this Section in respect of which indemnity may be sought against the indemnitor pursuant to this Section, such person shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such person shall have the right to employ his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such person unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or the indemnitor shall not have employed counsel to have charge of the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to him which are different from or additional to those available to the indemnitor (in which the case the indemnitor shall have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified person shall be borne by the indemnitor. Except as expressly provided above, in the event that the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does not assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Section for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this Section to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

Section 12. Modification and Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

Section 13. No Dilution or Impairment. The Company shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against dilution or other impairment.

Section 14. Notices. Any notice, request, direction, demand, consent, waiver, approval or other communication required or permitted to be given hereunder shall not be effective unless it is given in writing and shall be delivered (a) by electronic mail but only to the extent the receiving party acknowledges in writing (by reply email or otherwise) receipt and acceptance of service thereof by electronic mail, with such notice being effective upon such acknowledgement and acceptance, (b) by personal service or (c) by next business day delivery via a commercial overnight courier that guarantees next day delivery and provides a receipt, and addressed to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant. The giving of notice to any counsel or other advisors to a party hereto shall not constitute the giving of notice to a party hereto. Service of any such notice or other communications pursuant to clauses (b) or (c) above shall be deemed effective on the day of actual delivery (whether accepted or refused) and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. (local time where received) or on a non-Business Day, then such notice or demand so made shall be deemed effective on the first Business Day immediately following the day of actual delivery. Except as provided herein to the contrary, no communications via electronic mail shall be effective to give any notice, request, direction, demand, consent, waiver, approval or other communications hereunder. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

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Section 15. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Warrant Shares upon exercise of this Warrant, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Warrant Shares in a name other than that in which the Warrant so exercised was registered.

Section 16. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

[remainder intentionally left blank; signatures on following page]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of May 5, 2022.

BIOCORRX INC.

By:
Name:	Lourdes Felix
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

By: ____________________

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PURCHASE FORM

Dated ___________, 201____

The undersigned hereby elects:

o to purchase ________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any;

o to purchase the number of shares of Common Stock pursuant to the terms of the net exercise provisions set forth in Section 1(b) of the attached Warrant as shall be issuable upon net exercise of the portion of the attached Warrant relating to ________ shares, and shall tender payment of all applicable transfer taxes, if any;

The undersigned represents and warrants to BioCorRx Inc., a Nevada corporation, as of the date hereof the same statements with respect to the shares being acquired upon exercise of this warrant as are set forth in the Subscription Document dated _____________, 2022, pursuant to which the above-referenced warrant was sold, regarding the securities purchased thereby.

Holder

By:

Print Name:

Title:

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ASSIGNMENT FORM

Dated _________, 201____

FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfers unto

_______________________________________ (the “Assignee”),

 (please type or print in block letters)

____________________________________________________________________________________________________________

(insert address)

its right to purchase up to _______ shares of Common Stock represented by this Warrant No. _________ and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Holder

By:

Print Name:

Title:

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